UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2011

INNOLOG HOLDINGS CORPORATION
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	005-85825 (Commission File Number)	68-0482472 (IRS Employer Identification Number)

4000 Legato Road, Suite 830
Fairfax, Virginia 22033
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 766-1412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 4.01	Changes in Registrants’s Certifying Accountant.

On December 2, 2011, the audit committee of the board of directors of Innolog Holdings Corporation (the “Registrant”) received a letter from Gumbiner Savett Inc. (“Gumbiner”) resigning as the Registrant’s independent registered public accounting firm.

During the past fiscal year ended December 31, 2010, Gumbiner’s reports on the Registrant’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles with the exception of a qualification expressing uncertainty about the Registrant’s ability to continue as a going concern.

During the past fiscal year ended December 31, 2010, and from December 31, 2010 to Gumbiner’s resignation, (i) there were no disagreements between the Registrant and Gumbiner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Gumbiner would have caused Gumbiner to make reference to the matter in its reports on the Registrant’s financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant is beginning the process of interviewing potential firms to serve as the Registrant’s independent registered public accounting firm.

The registrant has requested Gumbiner to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Registrant.  A copy of such letter, dated December 6, 2011, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)           Exhibits

16.1	Letter from Gumbiner Savett Inc. to the Securities and Exchange Commission dated December 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 7, 2011
INNOLOG HOLDINGS CORPORATION

By:	/s/ William Danielczyk
William Danielczyk
Principal Executive Officer